Exhibit 10.1
SUPPLEMENTARY AGREEMENT
to the Repayment Agreement of 2007-12-17/2007-12-20
between
tbg Technologie-Beteiligungs-Gesellschaft mbH,
Ludwig-Erhard-Platz 1, 53179 Bonn
— hereinafter referred to as “tbg” —
and
Epicept GmbH,
Goethestrabe 4, 80336 Munich
— hereinafter referred to as “TU” —
Preamble
On 2007-12-17/2007-12-20, the parties concluded a repayment agreement (hereinafter referred to as “repayment agreement”) regarding the accounts receivable that tbg had against TU at the end of the term of tbg’s original silent partnership in TU, established on 1997-08-26. In the following years, the agreed due dates were extended / prolonged by mutual consent.

As the liquidity position of TU does not allow for immediate repayment of the still outstanding amount, the parties enter into the following supplementary agreement:
§1
Acknowledgement of debt
(1) TU acknowledges to owe tbg the overall amount of
EUR 1,590,475.65
as of 2009-06-30.
(2) This overall amount is composed as follows:

1. Nominal amount of the silent partnership	EUR	1,533,875.64
2. Interest according to § 1 section 2 of the repayment agreement	EUR	56,600.01
(3) TU is aware of the fact that a liability for the aforementioned liabilities results solely from this declaration pursuant to § 781 BGB (German Civil Code). Potential objections possibly existing against the original claim cannot be asserted by TU against the liability arising out of this debt acknowledgement.
§2
Repayment
(1) A partial repayment of the nominal amount will be made by TU to tbg in the amount of EUR 306,775.13 plus open interest in the amount of 56,600,01 according to § 1 section 2 of the repayment agreement by no later than 2009-06-30.
(2) The remaining nominal amount of EUR 1,227,100.51 will be paid in four instalments as follows:

1st instalment on 2009-12-31	EUR	306,775. 13
2nd instalment on 2010-06-30	EUR	306,775. 13
3rd instalment on 2010-12-31	EUR	306,775. 13
4th instalment on 20011-06-30	EUR	306,775. 13
(3) Should TU fail to make payment in due time in accordance with §1 above, the entire amount will be due for immediate payment.
§3
General regulations
(1) It is concluded that the time limit of the repayment agreement pursuant to § 4 section 1 of this agreement has been extended by mutual consent on 2008-06-30 and is now cancelled.

(2) Unless expressly regulated otherwise in this supplementary agreement, the provisions of the repayment agreement shall continue to be applicable, especially as far as interest payment on the respective outstanding overall amount pursuant to § 1 section 2 of the repayment agreement is concerned.

Bonn, 2009-	Munich, 2009-

tbg
tbg Technologie-Beteiligungs—Gesellschaft mbH	Epicept GmbH

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